As filed with the Securities and Exchange Commission on August 16, 2013

Registration No. 333-162666

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

EPCO, INC. 2006 TPP LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Delaware	76-0568219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Stephanie C. Hildebrandt, Esq.
1100 Louisiana, 10th Floor	1100 Louisiana Street, 10th Floor
Houston, Texas 77002	Houston, Texas 77002
(713) 381-6500	(713) 381-6500
(Address, including zip code, and telephone	(Name, address, including zip code, and telephone
number, including area code, of registrant’s	number, including area code,
principal executive offices)	of agent for service)

With a copy to:

David C. Buck

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On October 26, 2009, Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), filed a registration statement on Form S-8 (Registration No. 333-162666) (the “Registration Statement”) with the Securities and Exchange Commission, which was deemed effective upon filing. The Registration Statement registered the offer and sale of 922,758 common units representing limited partner interests in the Partnership issuable pursuant to the EPCO, Inc. 2006 TPP Long-Term Incentive Plan (the “Registered Securities”).

The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Partnership in the Registration Statement to remove from registration by means of a post-effective amendment any of the Registered Securities which remain unsold at the termination of the offering, the Registration Statement is hereby amended by this Post-Effective Amendment No. 1 to remove from registration all Registered Securities which remain unsold to date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 16, 2013.

ENTERPRISE PRODUCTS PARTNERS, L.P.

By:	Enterprise Products Holdings LLC, its general partner

By:	/s/ Michael A. Creel
Michael A. Creel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on August 16, 2013.

Name	Title (Position with Enterprise Products Holdings LLC)

/s/ RANDA DUNCAN WILLIAMS Randa Duncan Williams	Director and Chairman of the Board

/s/ MICHAEL A. CREEL Michael A. Creel	Director and Chief Executive Officer (Principal Executive Officer)

/s/ W. RANDALL FOWLER W. Randall Fowler	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ A. JAMES TEAGUE A. James Teague	Director and Chief Operating Officer

/s/ THURMON M. ANDRESS Thurmon M. Andress	Director

/s/ RICHARD H. BACHMANN Richard H. Bachmann	Director

/s/ E. WILLIAM BARNETT E. William Barnett	Director

/s/ LARRY J. CASEY Larry J. Casey	Director

/s/ RALPH S. CUNNINGHAM Ralph S. Cunningham	Director

/s/ CHARLES E. MCMAHEN Charles E. McMahen	Director

Name	Title (Position with Enterprise Products Holdings LLC)

/s/ REX C. ROSS Rex C. Ross	Director

/s/ EDWIN E. SMITH Edwin E. Smith	Director

/s/ RICHARD S. SNELL Richard S. Snell	Director

/s/ MICHAEL J. KNESEK Michael J. Knesek	Senior Vice President, Controller and Principal Accounting Officer